Exhibit 99.1

Duluth Holdings Inc. Announces Third Quarter 2015 Financial Results

Belleville, WI -  Dec. 17, 2015 – Duluth Holdings Inc. (dba, Duluth Trading Company) (“Duluth Trading” or the “Company”) (NASDAQ: DLTH), a lifestyle brand of men’s and women’s casual wear, workwear and accessories, today announced its financial results for the fiscal third quarter ended November 1, 2015.

Highlights for the Third Quarter Ended November 1, 2015

•	Net sales increased 29.9% to $55.3 million compared to $42.6 million in the prior-year third quarter
•	Gross margin increased 100 bps to 57.2% compared to 56.2% a year ago
•	Adjusted EBITDA[1] of $2.7 million compared to $3.6 million a year ago
•	GAAP net income of $1.5 million, or $0.06 per diluted share, compared to $3.0 million, or $0.13 per diluted share in the prior-year period
•	Pro forma net income was $0.9 million, or $0.04 per diluted share, compared to $1.8 million, or $0.08 per diluted share, in the prior-year third quarter
•

During the quarter, the Company opened an outlet store in Oshkosh, Wisconsin and on November 5, 2015, the Company opened a retail store in Sioux Falls, South Dakota, and now operates a total of 7 retail stores and 2 outlet stores

1See Reconciliation of GAAP net income to Adjusted EBITDA in the accompanying financial tables.

“We reported a strong third quarter with net sales up nearly 30% and expanding gross margins despite unusually warm weather in September,” said Stephanie Pugliese, Chief Executive Officer of Duluth Trading. “In the quarter we incurred some expenses related to strategic investments that largely accounted for the decrease in profitability year-over-year. These investments included the implementation of our new warehouse management system and third-party logistics infrastructure necessary to support our rapid growth, while continuing to deliver an outstanding customer experience through closer proximity and reduced shipping time. In addition, our advertising expense increased as a percent of sales due to the timing of advertising campaigns that we tested in advance of the critical holiday selling period.”

“We are very pleased to have closed our initial public offering, which positions Duluth to execute on our growth strategies,” added Pugliese. “We are focused on building brand awareness to continue customer acquisition, accelerating retail expansion, selectively broadening assortments in certain men’s product categories, and growing our women’s business.  Over the long term, we are targeting top-line growth of 20%, with faster margin and profitability expansion, growing Adjusted EBITDA and net income by 25%.”

Operating Results for the Third Quarter Ended November 1, 2015

Net sales increased 29.9% to $55.3 million, compared to $42.6 million in the same period a year ago. The net sales increase was driven by 26.9% growth in direct net sales and 48.5% growth in retail net sales, with growth achieved across virtually all product categories. The direct net sales gains were largely attributable to Duluth Trading’s marketing efforts, which resulted in greater e-commerce traffic to the Company’s website and sales through the Company’s call center. The increase in retail net sales was primarily attributable to the opening of a new store during the third quarter of fiscal 2014 and the opening of a new store and an outlet store during the first and third quarter of fiscal 2015, respectively, which, in total, accounted for an increase of $2.4 million in net sales.

Gross profit increased 32.0% to $31.6 million, or 57.2% of net sales, compared to $23.9 million, or 56.2% of net sales, in the corresponding prior-year period. The increase in gross profit and gross margin rate was primarily due to increased net sales, coupled with product mix and an increase in full price sales as a percentage of overall net sales.

Selling, general and administrative expenses increased 43.8% to $30.0 million, compared to $20.8 million in the same period a year ago, which was attributable to a $4.1 million increase in advertising and marketing costs, a $2.5 million increase in general and administrative expenses and a $2.5 million increase in selling expenses.  The increase in advertising and marketing costs was due to testing of new advertisements leading up to the important holiday season. The increase in selling expenses was due to increased sales as well as additional expenses associated with the implementation of our warehouse management system and 3PL infrastructure. The increase in general and administrative expenses also reflected increased professional fees associated with Duluth Trading becoming a public company, coupled with an increase in depreciation expense due to retail stores, information technology and infrastructure investments.

Adjusted EBITDA was $2.7 million, or 4.8% of net sales, compared to $3.6 million, or 8.5% of net sales, in the prior-year period.  Duluth Trading defines Adjusted EBITDA as consolidated net income (loss) before depreciation and amortization, interest expense and provision for income taxes adjusted for the impact of certain items, including non-cash and other items.

GAAP Net income was $1.5 million, or $0.06 per diluted share, compared to $3.0 million, or $0.13 per diluted share, in the prior-year period. Pro forma net income was $0.9 million, or $0.04 per diluted share, compared to $1.8 million, or $0.08 per diluted share, in the prior-year period.

The pro forma net income gives effect to the conversion of the Company to a “C” corporation on November 25, 2015. Prior to such conversion, the Company was an “S” corporation and generally not subject to income taxes. The pro forma net income, therefore, includes an adjustment for income tax expense on the income attributable to controlling interest as if the Company had been a “C” corporation as of February 4, 2013 at an assumed combined federal, state and local effective tax rate of 40%, which approximates the calculated statutory rate for each period.

Balance Sheet and Liquidity

The Company ended the quarter with a cash balance of approximately $0.2 million, and $9.7 million available on its $40.0 million line of credit.

As previously announced, on November 25, 2015, the Company closed its initial public offering of 7,666,667 shares of its Class B common stock at a public offering price of $12.00 per share, including 1,000,000 shares issued pursuant to the underwriters’ option to purchase additional shares. Duluth Trading received approximately $83.7 million in proceeds from the offering, net of underwriting discounts and commissions and offering expenses.  The Company used $46.3 million of the net proceeds from the IPO to pay a short-term note previously borrowed on November 17, 2015 to pay a portion of the undistributed taxable income to the “S” corporation shareholders, resulting in approximately $37.4 million in proceeds to fund growth initiatives, including retail store expansion and infrastructure enhancements, and for other general corporate purposes.

Conference Call Information

A conference call and audio webcast with analysts and investors will be held on Thursday, December 17, 2015 at 4:30 pm Eastern Time, to discuss the results and answer questions.

•	Live conference call: 866-777-2509 (domestic) or 412-317-5413 (international)
•	Conference call replay available through January 1, 2016: 877-344-7529 (domestic) or 412-317-0088 (international)
•	Replay access code: 10076957
•	Live and archived webcast: ir.duluthtrading.com

The Company is enabling investors to pre-register for the earnings conference call so that they can expedite their entry into the call and avoid the need to wait for a live operator. In order to pre-register for the call, investors can visit http://dpregister.com/10076957 and enter in their contact information. Investors will then be issued a personalized phone number and pin to dial into the live conference call. Individuals can pre-register any time prior to the start of the conference call on December 17th.

About Duluth Trading

Duluth Trading is a rapidly growing lifestyle brand for the Modern, Self-Reliant American.   Based in Belleville, Wisconsin, we offer high quality, solution-based casual wear, workwear and accessories for men and women who lead a hands-on lifestyle and who value a job well-done. We provide our customers an engaging and entertaining experience.  Our marketing incorporates humor and storytelling that conveys the uniqueness of our products in a distinctive, fun way, and our products are sold exclusively through our content-rich website, catalogs, and “store like no other” retail locations. We are committed to outstanding customer service backed by our “No Bull Guarantee” - if it’s not right, we’ll fix it. Visit our website at www.duluthtrading.com

Non-GAAP Measurements

Management believes that non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Within this release, including the tables attached hereto, reference is made to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA).  See attached Table “Reconciliation of GAAP Net Income to Adjusted EBITDA,” for a reconciliation of GAAP Net Income to Adjusted EBITDA for the three months and nine months ended November 1, 2015, versus the three months and nine months ended November 2, 2014.  Adjusted EBITDA is a metric used by management and frequently used by the financial community, which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period.  The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations.  While the Company’s management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those GAAP results.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws, including Duluth Trading’s intended use of proceeds from its initial public offering, its ability to execute on its growth strategies and its long-term growth targets. All statements, other than statements of historical facts included in this press release, including statements concerning Duluth Trading's plans, objectives, goals, beliefs, business strategies, future events, business conditions, its results of operations, financial position and its business outlook, business trends and certain other information herein are forward- looking statements. You can identify forward-looking statements by the use of words such as “may,” ”might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “believe,” “estimate,” “project,” “target,” “predict,” “intend,” “future,” “budget,” “goals,” “potential,” “continue,” “design,” “objective,” “would” and other similar expressions. The forward-looking statements are not historical facts, and are based upon Duluth Trading's current expectations, beliefs, estimates, and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond Duluth Trading's control. Duluth Trading's expectations, beliefs and projections are expressed in good faith, and Duluth Trading believes there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs, estimates, and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements, including, among others, the risks, uncertainties, and factors set forth under “Risk Factors” in the registration statement on Form S-1. Forward-looking statements speak only as of the date the statements are made. Duluth Trading assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances or other changes affecting forward-looking information except to the extent required by applicable securities laws

Media Contacts:

Julie MacMedan (310) 622-8242

Paige Hart (310) 622-8244

Financial Profiles, Inc.

Duluth@finprofiles.com

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(Tables Follow)

DULUTH HOLDINGS INC.

Condensed Consolidated Balance Sheets

(Amounts in thousands)

	November 1, 2015	February 1, 2015

ASSETS	(unaudited)
Current Assets:
Cash	$209	$7,881
Accounts receivable	54	17
Other receivables	576	74
Inventory, net	72,993	41,363
Prepaid expenses	4,068	2,716
Deferred catalog costs	3,040	1,300
Total current assets	80,940	53,351
Property and equipment, net	21,554	16,880
Goodwill	402	402
Other assets, net	329	316
Total assets	$103,225	$70,949
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$21,456	$14,199
Line of credit	—	600
Bank overdrafts	88	—
Current maturities of long-term debt	726	828
Accrued expenses:
Salaries and benefits	869	3,429
Deferred revenue	4,615	4,029
Freight	1,304	1,912
Product returns	892	961
Other	2,442	1,679
Total current liabilities	32,392	27,637
Long-term line of credit	30,293	—
Long-term debt, less current maturities	4,367	4,255
Deferred rent obligations, less current maturities	930	795
Total liabilities	67,982	32,687
Commitments and contingencies
Shareholders' equity:
Capital stock	1,301	802
Retained earnings	32,253	36,025
Accumulated other comprehensive loss	(34)	(45)
Total shareholders' equity of Duluth Holdings Inc.	33,520	36,782
Noncontrolling interest	1,723	1,480
Total shareholders' equity	35,243	38,262
Total liabilities and shareholders' equity	$103,225	$70,949

DULUTH HOLDING INC.

Condensed Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share figures)

	Three Months Ended		Nine Months Ended
	November 1, 2015	November 2, 2014	November 1, 2015	November 2, 2014
Net sales	$55,296	$42,566	$163,780	$121,736
Cost of goods sold	23,692	18,628	69,051	52,045
Gross profit	31,604	23,938	94,729	69,691
Selling, general and administrative expenses	29,958	20,830	84,574	59,676
Operating income	1,646	3,108	10,155	10,015
Interest expense	114	132	226	259
Other income, net	44	42	119	117
Income before income taxes	1,576	3,018	10,048	9,873
Income tax expense	—	—	—	—
Net income	1,576	3,018	10,048	9,873
Less: Net income attributable to noncontrolling interest	67	24	149	125
Net income attributable to controlling interest	$1,509	$2,994	$9,899	$9,748
Basic earnings per share (Class A and Class B):
Weighted average shares of common stock outstanding	23,815	23,815	23,815	23,815
Net income per share attributable to controlling interest	$0.06	$0.13	$0.42	$0.41
Diluted earnings per share (Class A and Class B):
Weighted average shares and equivalents outstanding	24,026	23,949	24,289	23,997
Net income per share attributable to controlling interest	$0.06	$0.13	$0.41	$0.41
Pro Forma Net Income Information (Note 1):
Income before provision for income taxes	$1,509	$2,994	$9,899	$9,748
Pro forma provision for income taxes	604	1,198	3,960	3,899
Pro forma net income attributable to controlling interest	$905	$1,796	$5,939	$5,849
Pro forma basic net income per share attributable to controlling interest (Class A and Class B)	$0.04	$0.08	$0.25	$0.25
Pro forma diluted net income per share attributable to controlling interest (Class A and Class B)	$0.04	$0.08	$0.24	$0.24

Note 1:  The unaudited pro forma net income information gives effect to the conversion of the Company to a “C” corporation on November 25, 2015. Prior to such conversion, the Company was an “S” corporation and generally not subject to income taxes. The pro forma net income, therefore, includes an adjustment for income tax expense on the income attributable to controlling interest as if the Company had been a “C” corporation as of February 4, 2013 at an assumed combined federal, state and local effective tax rate of 40%, which approximates the calculated statutory rate for each period. No pro forma income tax expense was calculated on the income attributable to noncontrolling interest because this entity did not convert to a “C” corporation. The unaudited pro forma basic and diluted net income per share Class A and Class B common stock is computed using the unaudited pro forma net income, as discussed above.

DULUTH HOLDINGS INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Nine Months Ended
	November 1, 2015	November 2, 2014
Cash flows from operating activities:
Net income	$10,048	$9,873
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,998	1,287
Amortization of stock-based compensation	499	53
Loss on disposal of property and equipment	—	4
Changes in operating assets and liabilities:
Accounts receivable	(37)	(8)
Other receivables	(654)	(139)
Inventory	(31,187)	(26,254)
Prepaid expense	(1,248)	(519)
Deferred catalog costs	311	(1,014)
Trade accounts payable	4,915	2,421
Accrued expenses and deferred rent obligations	(1,910)	(368)
Net cash used in operating activities	(17,265)	(14,664)
Cash flows from investing activities:
Purchases of property and equipment	(6,553)	(5,125)
Purchases of other assets	(58)	(44)
Deconsolidation of Schlecht Enterprises, LLC	—	(1,773)
Net cash used in investing activities	(6,611)	(6,942)
Cash flows from financing activities:
Proceeds from line of credit	64,058	51,262
Payments on line of credit	(34,365)	(25,658)
Proceeds from long term debt	800	632
Payments on long term debt	(534)	(868)
Payments on capital lease obligations	(256)	(32)
Change in bank overdrafts	88	856
Distributions to shareholders	(13,671)	(11,724)
Distributions to holders of noncontrolling interest in variable interest entities	(250)	(60)
Capital contributions to variable interest entities	344	50
Other	(10)	—
Net cash provided by financing activities	16,204	14,458
Decrease in cash	(7,672)	(7,148)
Cash at beginning of period	7,881	7,500
Cash at end of period	$209	$352
Supplemental disclosure of cash flow information
Interest paid	$156	$258

DULUTH HOLDINGS INC.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Nine Months Ended
	November 1, 2015	November 2, 2014	November 1, 2015	November 2, 2014
Net income	$1,576	$3,018	$10,048	$9,873
Depreciation and amortization	824	464	1,998	1,287
Interest expense	114	132	226	259
EBITDA	$2,514	$3,614	$12,272	$11,419
Non-cash stock based compensation	167	21	499	53
Payment of grantees' tax liabilities associated with grant of restricted stock awards	—	—	1,115	318
Adjusted EBITDA	$2,681	$3,635	$13,886	$11,790

DULUTH HOLDINGS INC.

Segment Information

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Nine Months Ended
	November 1, 2015	November 2, 2014	November 1, 2015	November 2, 2014
Net sales
Direct	$46,543	$36,671	$141,241	$108,511
Retail	8,753	5,895	22,539	13,225
Total net sales	$55,296	$42,566	$163,780	$121,736
Operating income
Direct	$126	$2,090	$6,270	$8,095
Retail	1,520	1,018	3,885	1,920
Total operating income	1,646	3,108	10,155	10,015
Interest expense	114	132	226	259
Other income, net	44	42	119	117
Income before income taxes	$1,576	$3,018	$10,048	$9,873